Exhibit 10.7

AMENDMENT TO

GREAT ELM GROUP, INC.

AMENDED AND RESTATED 2016 LONG-TERM INCENTIVE COMPENSATION PLAN (AS AMENDED, EFFECTIVE NOVEMBER 21, 2022)

This amendment to the Great Elm Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan (the “Plan”), is effective as of October 9, 2024.

1. Section 4.3(a) of the Plan is hereby amended by removing the second sentence thereof and replacing it with the following sentence:

In connection with a Participant’s commencement of service (in their capacity as an Employee and/or as a Consultant) for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 3 million Shares which shall not count against the limit set forth in the previous sentence or, for purpose of clarity, the limits set forth in Section 4.3(b).

For reference: Section 4.3, as amended hereby, will read in its entirety as follows (additions noted):

4.3	Individual Limitations on Awards.

(a)

Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any Fiscal Year shall be 1 million. In connection with a Participant’s commencement of service (in their capacity as an Employee and/or as a Consultant) for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 3 million Shares which shall not count against the limit set forth in the previous sentence or, for purpose of clarity, the limits set forth in Section 4.3(b). The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(b)

Individual Limit for Awards to Non-Employee Directors. The maximum grant date fair value, determined in accordance with the Company’s standard accounting principles, of Awards that may be granted to any Non-Employee Director for service in any Fiscal Year together with any cash compensation payable to such Non-Employee Director for such Fiscal Year shall be $500,000 (or, for a Non-Employee Director serving as Chair and/or Vice Chair, $750,000).